Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-142472
PROSPECTUS SUPPLEMENT NO. 9
(to prospectus dated April 30, 2007)
3,927,120 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements the prospectus dated April 30, 2007 (the “Prospectus”), relating to the potential offer and sale from time to time up to 3,927,120 shares of common stock of First Industrial Realty Trust, Inc.
     The table under the Selling Stockholders Section of the Prospectus is amended to replace the information regarding the named Selling Stockholder with the information set forth opposite its name below:

				Percentage
			Number of	of shares
	Number of Shares	Number of	Shares owned	owned after
	owned	shares	after the	the offering
Name	before the offering	offered hereby	offering (2)	(2)(3)

Old Lane US Master Fund L.P. (14)	599,082	599,082*	0	+

Old Lane HMA Master Fund L.P. (15)	238,376	238,376*	0	+

Old Lane Cayman Master Fund L.P. (16)	723,571	723,571*	0	+
     This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated April 30, 2007, including any supplements or amendments to such prospectus. The date of this prospectus supplement is April 25, 2008.